Better Choice Issues Shareholder Letter with
Mid-Year Update on Recent Achievements

NEW YORK, NY, July 6, 2022 -- Better Choice Company Inc. (NYSE: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today is issuing a letter to shareholders providing a mid-year update highlighting the Company’s recent developments and updates.
Recent Company Highlights:
•Halo Elevate is officially on shelf in more than 1,500 pet specialty stores, in part due to the Company’s retail sales team growing from three to ten professionals.
•Launched an Augmented Reality Experience driven by QR code on the back of every Halo Elevate Bag
•Concurrent with the additional of new sales team members, the company has also launched a global marketing campaign titled “The World’s Best Food for the World’s Best Kids” in collaborating with Humanaut, the Company’s creative agency.
◦The campaign consists of a full suite of digital assets on Youtube, Instagram, Facebook and TikTok, generating more than 17 million impressions and 11 million video views in the first month.
•The Company has joined the Russell Microcap® Index, effective June 27, 2022.
“In our last shareholder letter, I said that we are incredibly excited for what was shaping up to be a breakout year in 2022. This still holds true today. We have continued to build on our record first quarter sales, developed and launched a multi-million dollar marketing campaign, promoted two key members of our team and have been added to the Russell Microcap® Index, all in the month of June!” said Scott Lerner, CEO of Better Choice Company.
To view the Company’s Shareholder Letter in its entirety, click HERE.
About Better Choice Company Inc.
Better Choice Company Inc. is a rapidly growing pet health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier and longer lives. We take an alternative, nutrition-based approach to pet health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted pet health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo and TruDog brands, which are focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company, Inc.
Scott Lerner, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com